Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 6, 2008 relating to the consolidated financial statements of GigOptix LLC,, which appears in Amendment No. 2 to the Registration Statement on Form S-4 of GigOptix, Inc. dated October 24, 2008.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

February 10, 2009